EXHIBIT 2
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                        [_________] PROPERTY TRUST, INC.

                           ARTICLES OF INCORPORATION1



                                    ARTICLE I

                                      NAME

        The name of the corporation is [___________] Property Trust, Inc.


                                   ARTICLE II

                                    PURPOSES

                  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland now or hereafter in force. Subject to, and not in limitation of the authority of the preceding sentence, the Corporation intends to engage in business as a REIT. The Corporation has all powers granted by law to Maryland corporations and all other powers not inconsistent with law that are appropriate to promote and attain its purpose.




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1    The Articles of Merger to be filed with the State Department of Assessments and Taxation of the State of Maryland will amend the Charter of Konover Property Trust, Inc., as the surviving corporation in the Merger, to read as set forth herein.

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                                   ARTICLE III

                          PRINCIPAL OFFICE IN MARYLAND
                               AND RESIDENT AGENT

                  The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Corporation may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.


                                   ARTICLE IV

                                      STOCK

                  Section 1. AUTHORIZED SHARES. The total number of shares of stock of all classes that the Corporation has authority to issue is forty two million three hundred seventy-seven thousand five hundred eleven (42,377,511) shares, $.01 par value per share. Of these shares, forty million (40,000,000) are initially classified as "Common Stock" (the "Common Stock"), and two million three hundred seventy-seven thousand five hundred eleven (2,377,511) are initially classified as "Preferred Stock" (the "Preferred Stock"). Two million three hundred seventy-seven thousand three hundred sixty one (2,377,361) shares of Preferred Stock are initially designated "Series A Convertible Preferred Stock" and one hundred fifty (150) shares of Preferred Stock are initially designated "Series B Redeemable Preferred Stock". The aggregate par value of all of the shares of Common Stock is $400,000.00, the aggregate par value of all of the shares of Preferred Stock is $23,775.11 and the aggregate par value of all of the shares of all classes is $423,775.11. Subject to the other provisions of this Charter, the Board may (i) classify and reclassify any unissued shares of Stock into a class or classes of Common Stock or Preferred Stock and divide and classify shares of any class into one or more series of such class by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of such shares of Stock, (ii) authorize the issuance by the Corporation from time to time of shares of Stock of any class or series or of securities convertible into shares of Stock of any class or series, and (iii) without any action by the Stockholders, amend this Charter to increase or decrease the aggregate number of shares of Stock or the number of shares of Stock of any class or series that the Corporation has authority to issue.

                  Section 2. COMMON STOCK. Subject to Article VI of this Charter, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

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                                                                               3

                  A. VOTING POWER. Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any other class or series of Stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                  B. DIVIDENDS. Subject to applicable law and the preferences of any class or series of Stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of a class or series of Stock, shall be paid ratably on shares of Common Stock at such time and in such amounts as the Board may authorize.

                  C. LIQUIDATION. In the event of any Liquidation of the Corporation, the holders of shares of Common Stock shall be entitled, together with the holders of shares of any other class or series of Stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation, after payment or provision for payment of the debts and other liabilities (including any appropriate reserve) of the Corporation and the amount to which the holders of shares of any class or series of Stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

                  Section 3. SERIES A CONVERTIBLE PREFERRED STOCK. Subject to
Article VI of this Charter, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

                  A. zDESIGNATION AND NUMBER OF SHARES. The shares of this series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"). The Series A Preferred Stock shall consist of two million three hundred seventy seven thousand three hundred sixty one (2,377,361) shares of Preferred Stock, $.01 par value per share, which number may be increased or decreased (but not below the number of shares of Series A Preferred Stock then issued and outstanding) from time to time by a resolution or resolutions of the Board as provided in Section 1 of this Article IV.

                  B. RANK. The Series A Preferred Stock shall with respect to dividends and distributions of assets and rights upon the occurrence of a Liquidation rank senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock)), (ii) the Series B Preferred Stock, and (iii) each other class or series of Stock hereafter created other than any such class or series that is Parity Stock or Senior Stock with respect to the Series A Preferred Stock.

                  C.       DISTRIBUTIONS OR DIVIDENDS.

                           (i)      SERIES A DISTRIBUTIONS OR DIVIDENDS. The
holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and each other class or series of Stock that is Junior Stock with respect to the Series A

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Preferred Stock, shall be entitled to receive, when, as and if authorized by the
Board and declared by the Corporation, out of funds legally available therefor, cumulative dividends at an annual rate equal to 9% of the Series A Liquidation Preference, calculated on the basis of a 360-day year, consisting of twelve 30-day months, accruing on a daily basis (whether or not authorized) from the date of issuance thereof. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than sixty (60) days prior to the applicable dividend payment date.

                           (ii)     JUNIOR STOCK DISTRIBUTIONS OR DIVIDENDS. The
Corporation shall not declare or pay any cash dividends on, or make any other distributions with respect to, or redeem, purchase or otherwise acquire for consideration, any shares of any class or series of Stock that is Junior Stock with respect to the Series A Preferred Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full as of the last day of the most recently ended calendar quarter.

                           (iii)    NO OTHER DISTRIBUTIONS OR DIVIDENDS. The
holders of shares of Series A Preferred Stock shall not be entitled to receive, and the Corporation shall not declare and pay to the holders of the Series A Preferred Stock, any dividends or other distributions except as provided herein. No interest shall be payable in respect of any dividend payment or payments in respect of shares of Series A Preferred Stock which may be in arrears.

                           (iv)     NOTICE. In case at any time or from time to
time the Corporation shall declare a dividend or other distribution on its shares of Common Stock, then the Corporation shall deliver in person, mail by certified mail, return receipt requested, mail by overnight mail or send by telecopier to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the record date fixed in accordance with Section 3C (i) of this Article IV, a notice stating the record date fixed in accordance with Section 3C (i) of this Article IV or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined.

                  D.       LIQUIDATION PREFERENCE.

                           (i)      PRIORITY PAYMENT. Upon a Liquidation, the
holders of shares of Series A Preferred Stock shall be paid for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its Stockholders, an amount equal to $2.10 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Stock) (the "SERIES A LIQUIDATION PREFERENCE") plus, as provided in Section 3C of this Article IV, all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock, before any payment or distribution is made to any class or series of Stock that is Junior Stock with respect to the Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock and shares of each class or series of Stock that is Parity Stock with

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                                                                               5

respect to the Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series A Preferred Stock and shares of Parity Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                           (ii)     NO ADDITIONAL PAYMENT. After the holders of
all shares of Series A Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 3D(i) of this Article IV, the holders of shares of Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of shares of Junior Stock in accordance with this Charter.

                           (iii)    In determining whether a distribution (other
than upon a Liquidation), by dividend, redemption, purchase or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon Liquidation of holders of the Series A Preferred Stock will not be added to the Corporation's total liabilities.

                  E.       CHANGE OF CONTROL.

                           (i)      REDEMPTION. Upon a Change of Control, the
Corporation shall have the right, at its sole option and election, to redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock for cash, at a price per share (the "SERIES A REDEMPTION PRICE") equal to the sum of (x) the Series A Liquidation Preference PLUS (y) an amount equal to all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock as provided in Section 3C of this Article IV until the later to occur of the effective date of a Change of Control or the date of the Series A Redemption Notice (the "SERIES A REDEMPTION DATE"), in accordance with the following clauses (1), (2), (3) and (4):

                                    (1)     CHANGE OF CONTROL NOTICE. Written
notice of any Change of Control pursuant to this Section 3E(i) (the "CHANGE OF CONTROL NOTICE") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier to the holders of record of the shares of Series A Preferred Stock to each such holder at its address as shown in the records of the Corporation at least five (5) Business Days prior to the scheduled effective date of the Change of Control.

                                    (2)     REDEMPTION NOTICE. Written notice of
any election by the Corporation to redeem the shares of Series A Preferred Stock pursuant to this Section 3E(i) (the "SERIES A REDEMPTION Notice") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier to the holders of record of the shares of Series A Preferred Stock to each such holder at its address as shown in the records of the Corporation concurrently with the Change of

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Control Notice or at any time thereafter, but in no event later than the thirtieth (30th) day following the effective date of the Change of Control; PROVIDED, HOWEVER, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series A Preferred Stock except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective; PROVIDED, FURTHER, that any redemption pursuant to a Series A Redemption Notice given prior to the effective date of a Change of Control shall be conditioned on and made subject to the effectiveness of such Change of Control. The Series A Redemption Notice shall state:

                                            (w)      that the Corporation is
         redeeming all shares of Series A Preferred Stock as of the Series A Redemption Date;

                                            (x)      the Series A Redemption
         Price and, in the case of a Change of Control described in clauses
         (a)(i) and (ii) of the definition thereof, the amount and form of consideration to be received by the holders of Common Stock in connection with the transaction giving rise to the Change of Control;

                                            (y)      that the holder is to
         surrender to the Corporation, at the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed; and

                                            (z)      that dividends on the
         shares of the Series A Preferred Stock shall cease to accrue on the Series A Redemption Date unless the Corporation defaults in the payment of the Series A Redemption Price.

                                    (3)     SURRENDER OF CERTIFICATES AND
PAYMENT. Upon surrender by a holder of Series A Preferred Stock of the certificate or certificates representing shares of Series A Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Series A Redemption Notice, the full Series A Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

                                    (4)     TERMINATION OF RIGHTS. Unless the
Corporation defaults in the payment in full of the Series A Redemption Price in respect of a share of Series A Preferred Stock, dividends on such share of Series A Preferred Stock shall cease to accrue on the Series A Redemption Date, such share of Series A Preferred Stock shall no longer be deemed to be outstanding, and the holder of such share shall cease to have any further rights with respect thereto on the Series A Redemption Date, other than the right to receive the Series A Redemption Price with respect to such share of Series A Preferred Stock.

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                           (ii)     In connection with a Change of Control,
unless the Corporation elects to redeem the Series A Preferred Stock pursuant to
Section 3E(i):

                                    (1)     if the Corporation is the resulting
or surviving Person in the Change of Control, the Corporation shall ensure that the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock are not altered or changed so as to affect the holders of shares of Series A Preferred Stock adversely; or

                                    (2)    if the Corporation is not the
resulting or surviving Person, the Corporation shall make effective provision such that, upon consummation of the transaction giving rise to the Change of Control, the holders of shares of Series A Preferred Stock shall receive preferred stock of the resulting or surviving person having substantially identical terms as the Series A Preferred Stock.

                  F. VOTING POWER. The Series A Preferred Stock shall not entitle the holder thereof to vote on any matter entitled to be voted on by the Stockholders of the Corporation, whether at a special or annual meeting, except that the holders of Series A Preferred Stock shall be entitled to vote, as a class, on any proposal to amend this Section 3 of this Article IV in connection with an amendment of this Charter which would alter or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series A Preferred Stock so as to affect them adversely; PROVIDED, that the following items shall not be deemed to be an amendment that affects the holders of the Series A Preferred Stock adversely: (1) amendment of this Charter to authorize or create, or to increase the amount of, any class or series of Stock (irrespective of whether such class or series is Junior Stock, Parity Stock or Senior Stock with respect to the Series A Preferred Stock); or
(2) any revocation or termination of the Corporation's REIT election pursuant to section 856(g) of the Code or any waiver, amendment or modification of Article V or Article VI of this Charter.

                  G.       CONVERSION.

                           (i)      OPTIONAL CONVERSION. Any holder of shares of
Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this
Section 3G, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (x) the Series A Liquidation Preference divided by (y) the conversion price of $2.10 per share, subject to adjustment as provided in Section 3G (iii) of this Article IV (such price in clause (y), the "SERIES A CONVERSION PRICE"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock),

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accompanied by written notice that the holder elects to convert such shares of
Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 3G (v) of this Article IV. All certificates representing shares of Series A Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued and unpaid dividends, if any, payable with respect to such surrendered shares in accordance with Section 3C of this
Article IV as of the date of surrender. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

                           (ii)     TERMINATION OF RIGHTS. On the date of such
optional conversion pursuant to Section 3G(i) of this Article IV, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (1) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted, (2) the payment of accrued and unpaid dividends, if any, pursuant to Section 3C of this Article IV, and (3) exercise the rights to which they are entitled as holders of Common Stock.

                           (iii)    ADJUSTMENTS TO CONVERSION PRICE. The Series
A Conversion Price, and the number and type of securities to be received upon conversion of shares of Series A Preferred Stock, shall be subject to adjustment as follows:

                                    (1)     DIVIDEND, SUBDIVISION, COMBINATION
OR RECLASSIFICATION OF COMMON Stock. In the event that the Corporation shall at any time or from time to time, prior to conversion of shares of Series A Preferred Stock (x) pay a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock, (y) subdivide the outstanding shares of Common Stock into a larger number of shares or (z) combine the outstanding shares of Common Stock into a smaller number of shares, then, and in each such case, the Series A Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned

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or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3G(iii)(1) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                                    (2)     OTHER CHANGES. In case the
Corporation at any time or from time to time, prior to the conversion of shares of Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in
Section 3G(iii)(1) of this Article IV (but not including any action described in such Section) and the Board in good faith determines that it would be equitable in the circumstances to adjust the Series A Conversion Price as a result of such action, then, and in each such case, the Series A Conversion Price shall be adjusted in such manner and at such time as the Board in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of shares of Series A Preferred Stock).

                                    (3)     NO ADJUSTMENT. Notwithstanding
anything herein to the contrary, no adjustment under this Section 3G(iii) need be made to the Series A Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Series A Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of the Series A Conversion Price. Any adjustment to the Series A Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant to this Section 3G.

                                    (4)     ABANDONMENT. If the Corporation
shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to Stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series A Conversion Price shall be required by reason of the taking of such record.

                                    (5)     CERTIFICATE AS TO ADJUSTMENTS. Upon
any adjustment in the Series A Conversion Price, the Corporation shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of shares of Series A Preferred Stock a certificate, signed by (i) the Chief Executive Officer of the Corporation and (ii) the chief financial officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series A Conversion Price then in effect following such adjustment.

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                           (iv)     RESERVATION OF COMMON STOCK. The Corporation
shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action to increase the authorized number of shares of Common
Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

                           (v)      NO CONVERSION TAX OR CHARGE. The issuance or
delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock converted; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

                  (vi) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder of any share of Series A Preferred Stock would otherwise be entitled upon conversion thereof, the Corporation shall pay cash in an amount equal to such fraction multiplied by the then-effective Series A Conversion Price. The fractional shares of Common Stock to which the holder of any share of Series A Preferred Stock would otherwise be entitled upon conversion thereof will be aggregated and no holder will be entitled to receive upon such conversion cash in an amount equal to or greater than the value of one full share of Common Stock.

                  Section 4. SERIES B REDEEMABLE PREFERRED STOCK. Subject to
Article VI of this Charter, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock:

                  A. DESIGNATION AND NUMBER. The shares of this series of Preferred Stock shall be designated as "Series B Redeemable Preferred Stock" (the "SERIES B PREFERRED STOCK"). The Series B Preferred Stock shall consist of one hundred fifty (150) shares of Preferred Stock, $.01 par value per share, which number may be increased or decreased (but not below the number of shares of Series B Preferred Stock then issued

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                                                                              11

and outstanding) from time to time by a resolution or resolutions of the Board as provided in Section 1 of this Article IV.

                  B. RANK. The Series B Preferred Stock shall with respect to dividends and distributions of assets and rights upon the occurrence of a Liquidation rank (i) junior to the Series A Preferred Stock and (ii) senior to
(x) the Common Stock and (y) each other class or series of Stock hereafter created other than any such class or series that is Parity Stock or Senior Stock with respect to the Series B Preferred Stock.

                  C.       DISTRIBUTIONS OR DIVIDENDS.

                           (i)      SERIES B DISTRIBUTIONS OR DIVIDENDS. The
holders of shares of Series B Preferred Stock shall, in preference to the holders of shares of Common Stock and each other class or series of Stock that is Junior Stock with respect to the Series B Preferred Stock, be entitled to receive, when, as and if authorized by the Board, out of funds legally available therefor, cumulative dividends at an annual rate equal to 9% of the Series B Liquidation Preference, calculated on the basis of a 360-day year, consisting of twelve 30-day months, accruing on a daily basis (whether or not authorized) from the date of issuance thereof. The Board may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of such dividends, which record date shall not be more than sixty (60) days prior to the applicable dividend payment date.

                           (ii)     JUNIOR STOCK DISTRIBUTIONS OR DIVIDENDS. The
Corporation shall not declare or pay any cash dividends on, or make any other distributions with respect to, or redeem, purchase or otherwise acquire for consideration, any shares of any class or series of Stock that is Junior Stock with respect to Series B Preferred Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock have been paid in full as of the last day of the most recently ended calendar year.

                           (iii)    NO OTHER DISTRIBUTIONS OR DIVIDENDS. The
holders of shares of Series B Preferred Stock shall not be entitled to receive, and the Corporation shall not declare and pay to the holders of the Series B Preferred Stock, any dividends or other distributions except as provided herein. No interest shall be payable in respect of any dividend payment or payments in respect of shares of Series B Preferred Stock which may be in arrears.

                  D.       LIQUIDATION PREFERENCE.

                           (i)      PRIORITY PAYMENT. Upon a Liquidation, the
holders of shares of Series B Preferred Stock shall be paid for each share of Series B Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its Stockholders, an amount equal to $500.00 (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series B Preferred Stock) (the "SERIES B LIQUIDATION PREFERENCE") plus, as provided in Section 4C of this Article IV, all accrued and unpaid dividends, if any, with respect to each share of Series B Preferred Stock, before any payment or distribution is made to any class or series of Stock that is Junior Stock with respect to the Series B Preferred Stock. If the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock and each class or series of Stock that is Parity Stock with respect to the Series B Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of shares of Series B Preferred Stock and shares of Parity Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                           (ii)     NO ADDITIONAL PAYMENT. After the holders of
all shares of Series B Preferred Stock shall have been paid in full the amounts to which they are entitled in Section 4D(i) of this Article IV, the holders of shares of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation and the remaining assets of the Corporation shall be distributed to the holders of shares of Junior Stock in accordance with this Charter.

                  (iii) In determining whether a distribution (other than upon a Liquidation), by dividend, redemption, purchase or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon Liquidation of holders of the Series B Preferred Stock will not be added to the Corporation's total liabilities.

                  E.       REDEMPTION.

                           (i)      OPTIONAL REDEMPTION. At any time, the
Corporation, at its sole option and election, may redeem all or a portion of the shares of Series B Preferred Stock for cash, at a price per share (the "SERIES B REDEMPTION PRICE") equal to the sum of (x) the Series B Liquidation Preference PLUS (y) all accrued and unpaid dividends, if any, with respect to each share of Series B Preferred Stock as provided in Section 4C of this Article IV.

                           (ii)     REDEMPTION NOTICE. Written notice of any
election by the Corporation to redeem shares of Series B Preferred Stock pursuant to Section 4E(i) of this Article IV (the "SERIES B REDEMPTION NOTICE") shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight courier or sent by telecopier first class mail, postage prepaid, to each holder of record at such holder's address as it appears on the stock register of the Corporation; PROVIDED, HOWEVER, that neither the failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective; PROVIDED, FURTHER, that in the event the Corporation chooses to redeem outstanding shares of Series B Preferred Stock in the manner set forth in
Section 4E(iii) of this Article IV, the Corporation shall be required to send a Series B Redemption Notice only to the holders of shares of Series B Preferred Stock that the Corporation chooses to redeem. The Series B Redemption Notice shall state:

                                    (1)     that the Corporation is redeeming
         shares of Series B Preferred Stock;

                                    (2)     the Series B Redemption Price;

                                    (3)     if less than all of the shares of
         Series B Preferred Stock held by such holder are to be redeemed, the number of shares of Series B Preferred Stock held by such holder, as of the appropriate record date, that the Corporation intends to redeem;

                                    (4)     the date fixed for redemption (the
         "SERIES B REDEMPTION DATE");

                                    (5)     that the holder is to surrender to
         the Corporation, at the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed; and

                                    (6)     that dividends on the shares of the
         Series B Preferred Stock to be redeemed shall cease to accrue on such Series B Redemption Date unless the Corporation defaults in the payment of the Series B Redemption Price.

                           (iii)    REDEMPTION OF LESS THAN ALL SHARES. In the
event of a redemption pursuant to Section 4E(i) of this Article IV of less than all of the then outstanding shares of Series B Preferred Stock, the Corporation shall have the option to effect such redemption either (x) pro rata according to the number of shares held by each holder of Series B Preferred Stock or (y) by selecting the holders whose shares of Series B Preferred Stock the Corporation wishes to purchase, in its sole discretion. In exercising the discretion described in the preceding clause (y), the Board shall consider whether the redemption would be in the interests of the Corporation in order to maintain any exemptions from applicable federal or state laws that are based upon the number of security holders of the Corporation.

                           (iv)     SURRENDER OF CERTIFICATES AND PAYMENT. Upon
surrender by a holder of Series B Preferred Stock of the certificate or certificates representing shares of Series B Preferred Stock to the Corporation, duly endorsed, in the manner and at the place designated in the Series B Redemption Notice, the full Series B Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued by the Corporation representing the unredeemed shares.

                           (v)      TERMINATION OF RIGHTS. Unless the
Corporation defaults in the payment in full of the Series B Redemption Price in respect of a share of Series Preferred Stock, dividends on such share of Series B Preferred Stock called for redemption shall cease to accrue on the Series B Redemption Date, such share of Series B Preferred Stock called for redemption shall no longer be deemed to be outstanding, and the holder of such redeemed share shall cease to have any further rights with respect thereto on the Series B Redemption Date, other than the right to receive the Series B Redemption Price with respect to such share of Series B Preferred Stock.

                  F. VOTING POWER. The Series B Preferred Stock shall not entitle the holder thereof to vote on any matter entitled to be voted on by the Stockholders of the Corporation, whether at a special or annual meeting, except that the holders of Series B Preferred Stock shall be entitled to vote, as a class, on any proposal to amend this Section 4 of this Article IV in connection with an amendment of this Charter which would alter or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock so as to affect them adversely; PROVIDED, that the following items shall not be deemed to be an amendment that affects the holders of the Series B Preferred Stock adversely: (1) amendment of this Charter to authorize or create, or to increase the amount of, any class or series of Stock (irrespective of whether such class or series is Junior Stock, Parity Stock or Senior Stock with respect to the Series B Preferred Stock); or
(2) any revocation or termination of the Corporation's REIT election pursuant to section 856(g) of the Code or any waiver, amendment or modification of Article V or Article VI of this Charter.

                  G. CONVERSION. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

                  Section 5. CHARTER AND BYLAW PROVISIONS APPLICABLE TO ALL STOCKHOLDERS. All Persons who shall acquire shares of Stock in the Corporation shall acquire such shares subject to the provisions of this Charter and the Bylaws, including, without limitation, the restrictions of Article VI of this Charter.

                  Section 6. PREEMPTIVE RIGHTS. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to Section 1 of Article IV or as may otherwise be provided by contract, no holder of shares of Stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of Stock or any other security of the Corporation which the Corporation may issue or sell.


                                    ARTICLE V

                               REIT QUALIFICATION

                  The Board shall use commercially reasonable efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Corporation as a REIT until the Restriction Termination Date. Upon the occurrence of the Restriction Termination Date, the Board may at any time cause the Corporation's REIT election to be revoked or terminated pursuant to section 856(g) of the Code. The Board has the power to waive any provision of this Article V or Article VI of this Charter in connection with any Transfer or otherwise, or to modify the application of any provision of this Article V or Article VI of this Charter to any Transfer or other event or circumstance, as the Board may determine in its sole discretion.


                                   ARTICLE VI

                    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF

                                 SHARES OF STOCK

               Section 1. RESTRICTIONS ON OWNERSHIP AND TRANSFER.

                  A. 100 STOCKHOLDER REQUIREMENT. (i) From and after a date that is not later than [________], 2002 and prior to the Restriction Termination Date, the outstanding shares of Stock shall be beneficially owned by no fewer than 100 Persons (determined without reference to any rules of attribution) and (ii) from and after the date that is the earlier of [___________], 2002 and the first date upon which the outstanding shares of Stock are beneficially owned by no fewer than 100 Persons (determined without reference to any rules of attribution), any Transfer that, if effective, would result in the outstanding shares of Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of that number of shares of Stock which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Stock.

                  B. CLOSELY HELD RESTRICTION. From the date upon which this Charter is accepted for record by the State Department of Assessments and Taxation of the State of Maryland and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being Closely Held shall be void AB INITIO as to the Transfer of that number of shares of Stock which would cause the Corporation to be Closely Held, and the intended transferee shall acquire no rights in such shares of Stock.

                  C. TENANT OWNERSHIP RESTRICTION. From the date upon which this Charter is accepted for record by the State Department of Assessments and Taxation of the State of Maryland and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation Constructively Owning more than 9.9% of the ownership interests in a tenant or subtenant of the real property of the Corporation, the Partnership or any other Person in which either the Corporation or the Partnership owns an interest, within the meaning of section 856(d)(2)(B) of the Code, shall be void AB INITIO as to the Transfer of that number of shares of Stock which would cause the

Corporation to Constructively Own more than 9.9% of such ownership interests, and the intended transferee shall acquire no rights in such shares of Stock.

                  Section 2. TRANSFER TO CHARITABLE TRUST. If, notwithstanding the provisions contained in Section 1 of this Article VI, (i) from the date that is the earlier of [_______], 2002 and the first date upon which the outstanding shares of Stock are beneficially owned by no fewer than 100 Persons (determined without reference to any rules of attribution) and prior to the Restriction Termination Date, there is a purported Transfer that, if effective, would result in the outstanding shares of Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) from the date upon which this Charter is accepted for record by the State Department of Assessments and Taxation of the State of Maryland and prior to the Restriction Termination Date, there is a purported Transfer that, if effective, would result in the Corporation being Closely Held or (iii) from the date upon which this Charter is accepted for record by the State Department of Assessments and Taxation of the State of Maryland and prior to the Restriction Termination Date, there is a purported Transfer that, if effective, would cause the Corporation to Constructively Own more than 9.9% of the ownership interests in a tenant or subtenant of the real property of the Corporation, the Partnership or any other Person in which either the Corporation or the Partnership owns an interest, within the meaning of section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest in such number of shares of Stock, the ownership of which by such purported transferee or record holder would (A) result in the outstanding shares of Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being Closely Held or (C) cause the Corporation to Constructively Own more than 9.9% of the ownership interests in a tenant or subtenant of the real property of the Corporation, the Partnership or any other Person in which either the Corporation or the Partnership owns an interest, within the meaning of section 856(d)(2)(B) of the Code, (y) such number of shares of Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and transferred automatically and by operation of law to a Charitable Trust to be held in accordance with Section 6 of this Article VI, and (z) the Prohibited Owner shall submit a certificate or certificates representing such number of shares of Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Charitable Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer.

                  Section 3. REMEDIES FOR BREACH. If the Board, or its designee, shall at any time determine in good faith that a Transfer has taken place in violation of Section 1 of this Article VI or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Stock in violation of Section 1 of this Article VI, the Board or such designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; PROVIDED, HOWEVER, that any Transfer or attempted Transfer in violation of Section 1 of this Article VI shall automatically result in the transfer to the Charitable Trust described in Section 2 of this

Article VI and, where applicable, such Transfer or acquisition shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Board.

                  Section 4. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares of Stock in violation of Section 1 of this Article VI, or any Person who owned shares of Stock that were transferred to a Charitable Trust pursuant to the provisions of Section 2 of this Article VI, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

                  Section 5. OWNERS REQUIRED TO PROVIDE INFORMATION. From the date upon which this Charter is accepted for record by the State Department of Assessments and Taxation of Maryland and with respect to all periods prior to the Restriction Termination Date:

                  A. REQUIRED OWNERSHIP INFORMATION. Every holder of record of at least 0.5% of all of the outstanding shares of Stock shall, within 30 days after January 1 of each year, provide to the Corporation a written statement disclosing the actual owner(s) (as defined in Treasury Regulation section 1.857-8(b)) of such shares at any time during the last half of the Corporation's preceding taxable year.

                  B. CERTAIN ADDITIONAL INFORMATION. Each actual owner (as defined in Treasury Regulation section 1.857-8(b)) of shares of stock and each Person who is a Beneficial Owner or Constructive Owner of shares of Stock and each Person (including the stockholder of record) who is holding shares of Stock for a Beneficial Owner or Constructive Owner shall, upon request by the Corporation, provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT.

                  Section 6.  SHARES-IN-TRUST.

                  A. CHARITABLE TRUST. Any shares of Stock transferred to a Charitable Trust and designated Shares-in-Trust pursuant to Section 2 of this
Article VI shall be held for the exclusive benefit of the Charitable Beneficiary. Any transfer to a Charitable Trust, and designation of shares of Stock as Shares-in-Trust, pursuant to Section 2 of this Article VI shall be effective as of the close of business on the business day prior to the date of the purported Transfer that results in the transfer to the Charitable Trust. Shares-in-Trust shall remain issued and outstanding shares of Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 6E of this Article VI, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                  B. DIVIDEND RIGHTS. The Charitable Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be authorized by the Board on such shares of Stock and shall hold such dividends or distributions in trust for the benefit of the Charitable Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Charitable Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation may take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 2 of this Article VI, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, paying over to the Charitable Trust for the benefit of the Charitable Beneficiary the dividends so received or withheld, as the case may be.

                  C. RIGHTS UPON LIQUIDATION. In the event of any Liquidation of the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class or series of shares of Stock. The Charitable Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; PROVIDED, HOWEVER, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 6C in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Stock and which purported Transfer resulted in the transfer of the shares to the Charitable Trust, the price per share, if any, such Prohibited Owner paid for the shares of Stock and, in the case of a purported Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which purported Transfer resulted in the transfer of the shares to the Charitable Trust, the price per share equal to the market price on the date of such purported Transfer, as determined in good faith by the Board. Any remaining amount in such Charitable Trust shall be distributed to the Charitable Beneficiary.

                  D. VOTING RIGHTS. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Stock prior to the discovery by the Corporation that the shares of Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO with respect to such Shares-in-Trust and be recast by the Trustee, in its sole and absolute discretion; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer that results in the transfer to the Charitable Trust of shares of Stock under Section 2 of this Article VI, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  E. DESIGNATION OF PERMITTED TRANSFEREE. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-

Trust. In an orderly fashion so as not to materially adversely affect the market price of the Shares-in-Trust, the Trustee shall designate any Person as a Permitted Transferee, PROVIDED, HOWEVER, that (i) the Permitted Transferee so designated purchases for valuable consideration the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Charitable Trust and the redesignation of such shares of Stock so acquired as Shares-in-Trust under Section 2 of this
Article VI. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this Section 6E, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Stock, and (iii) distribute to the Charitable Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Prohibited Owner pursuant to Section 6F of this Article VI.

                  F. COMPENSATION TO RECORD HOLDER OF SHARES OF STOCK THAT BECOME SHARES-IN-TRUST. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 6E of this Article VI or following the acceptance of the offer to purchase such shares in accordance with Section 6E of this Article VI) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Stock and which purported Transfer resulted in the transfer of the shares to the Charitable Trust, the price per share, if any, such Prohibited Owner paid for the shares of Stock, or (b) a purported Transfer in which the Prohibited Owner did not give value for such shares (E.G., if the shares were received through a gift or devise) and which purported Transfer resulted in the transfer of shares to the Charitable Trust, the price per share equal to the market price on the date of such purported Transfer, as determined in good faith by the Board, and
(ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 6E of this
Article VI. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 6F shall be distributed to the Charitable Beneficiary in accordance with the provisions of Section 6E of this Article VI. Each Charitable Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Charitable Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with Section 6 of this Article VI by, such Trustee or the Corporation.

                  Section 7. REMEDIES NOT LIMITED. Nothing contained in this
Article VI shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of the Stockholders by preservation of the Corporation's status as a REIT.

                  Section 8. LEGEND. Each certificate for shares of Stock shall bear substantially the following legend:

                  "The shares of stock represented by this certificate are subject to restrictions on transfer for the purpose, among others, of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) from the date that is the earlier of [_____________] and the first date upon which the outstanding shares of Stock are beneficially owned by no fewer than 100 Persons (determined without reference to any rules of attribution), beneficially own outstanding shares of Stock that would result in the outstanding shares of Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) Beneficially Own outstanding shares of Stock that would result in the Corporation being Closely Held or (iii) Constructively Own shares of Stock that would cause the Corporation to Constructively Own more than 9.9% of the ownership interests in a tenant or subtenant of the real property of the Corporation, the Partnership or any Person in which the Corporation or the Partnership owns an interest, within the meaning of section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Stock represented hereby will be transferred automatically and by operation of law to a Charitable Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

                  Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability on request and without charge.

                  Section 9. INTERPRETATION AND AMBIGUITIES. The Board shall have the power to interpret and to construe the provisions of this Article VI, and in the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Article XIV of this Charter , the Board shall have the power to determine the application of the provisions of this Article VI with respect to any situation based on the facts known to it, and any such interpretation, construction or determination shall be final and binding on all interested parties, including the Stockholders.

                  Section 10. SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.


                                   ARTICLE VII

                                    DIRECTORS

                  Section 1. NUMBER. The number of directors of the Corporation shall be five (5), until modified as provided by the Bylaws of the Corporation. [The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:
____________].2

                  Section 2. DETERMINATIONS BY BOARD. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of Stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption, purchase or other acquisition of Stock or the payment of other distributions on shares of Stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.
Section 3. REMOVAL OF DIRECTORS. Subject to the provisions of subsection (b) of
Section 2-406 of the MGCL, any director, or the entire Board, may be removed from office at any time, but only by the affirmative vote of at least two thirds of the votes of the total number of shares of all classes of Stock outstanding and that are entitled to be cast generally in the election of directors.

                  Section 4. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, stockholder, employee or agent of the Corporation, in his, her or its personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

------------------------
2 The names of the post-merger directors need not be included in the amendments to be effected by the Articles of Merger. However, the names of the then-current directors would need to be included when the charter is subsequently restated for ease of reference.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, (a) any individual who is a present or former director or officer of the Corporation, or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability as to which such person may become subject or which such person may incur by reason of his or her service in that capacity. The Corporation shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate in each case in accordance with applicable law by the Board, the stockholders or special legal counsel appointed by the Board.


                                   ARTICLE IX

                             LIMITATION OF LIABILITY

                  To the maximum extent that Maryland law in effect from time to time permits the limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or any Stockholder for money damages.


                                    ARTICLE X

                               VOTING REQUIREMENTS

                  Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of votes entitled to be cast by holders of shares of all classes of Stock entitled to vote thereon or of the total number of votes entitled to be cast by holders of shares of any class of Stock entitled to vote thereon, such action shall be valid and effective if authorized by the affirmative vote of the majority of the total number of votes entitled to be cast by holders of shares of all classes of Stock outstanding and entitled to vote thereon, except as otherwise specifically provided in this Charter.

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                                                                              23

                                   ARTICLE XI


                       LIMITATION ON SECTION 3-201 RIGHTS

                  No holder of any Stock shall be entitled to exercise the rights of an objecting stockholder in Subtitle 2 of Title 3 of the MGCL other than as the Board may determine in its sole discretion.


                                   ARTICLE XII

                                   AMENDMENTS

                  The Corporation reserves the right from time to time to make any amendments to this Charter which may now or hereafter be authorized by law, including any amendment that alters the terms or contract rights, as expressly set forth in this Charter, of any of its outstanding stock.


                                  ARTICLE XIII

                                     BYLAWS

                  Subject to any restrictions or approval requirements provided in the Bylaws, the Board shall have the exclusive power to make, adopt, amend or repeal the Bylaws of the Corporation to the extent not inconsistent with this Charter.


                                   ARTICLE XIV

                                   DEFINITIONS

                  The following terms shall, whenever used in this Charter, have the meanings specified in this Article XIV.

                  "BENEFICIAL OWNERSHIP" shall mean ownership of shares of Stock by a Person who would be treated as an owner of such shares of Stock either directly or constructively through the application of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. The terms "BENEFICIAL OWNER," "BENEFICIALLY OWNS," "BENEFICIALLY OWN," "BENEFICIALLY OWNING," and "BENEFICIALLY OWNED" shall have correlative meanings.

                  "BOARD" shall mean the Board of Directors of the Corporation.

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                                                                              24

                  "BUSINESS DAY" shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in Maryland are authorized or required by law, regulation or executive order to close.

                  "BYLAWS" shall mean the bylaws of the Corporation and all amendments thereto.

                  "CHANGE OF CONTROL" shall mean (a) (i) the merger or consolidation of the Corporation into or with one or more Persons (other than the Merger), (ii) the merger or consolidation of one or more Persons into or with the Corporation or (iii) a tender offer or other business combination if, with respect to clauses (i), (ii) and (iii), immediately after such merger, consolidation, tender offer or other business combination, a single Stockholder or group of Stockholders (other than a Stockholder or group of Stockholders that beneficially owned a majority of the voting power of the Corporation prior to the merger, consolidation or other business combination) beneficially own a majority of the voting power of the Person surviving such merger, consolidation, tender offer or other business combination, or (b) the voluntary sale, conveyance, exchange or transfer to another Person or Persons of (i) the voting Stock of the Corporation if, immediately after such sale, conveyance, exchange or transfer, a single Stockholder or group of Stockholders (other than a Stockholder or group of Stockholders that beneficially owned a majority of the voting power of the Stock of the Corporation prior to the transfer) beneficially own a majority of the voting power of the Stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation in one or a series of related transactions. For purposes of this definition of "Change of Control" the term "beneficially own" refers to beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act and "beneficially owned" shall have a correlative meaning, and the term "group" refers to a group within the meaning of Section 13(d)(3) of the Exchange Act. PSRT and its Affiliates, on the one hand, and KI and its Affiliates, on the other hand, shall not be deemed to constitute a group for purposes of this definition. For the purposes of this definition of "Change of Control", the term "majority of the voting power" shall mean a majority of the votes of the total number of shares of all classes of Stock outstanding and that are entitled to be cast generally in the election of directors.

                  "CHANGE OF CONTROL NOTICE" shall have the meaning ascribed to it in Section 3E(i)(1) of Article IV of this Charter.

                  "CHARITABLE BENEFICIARY" shall mean, the American Cancer Society or one or more other Persons selected to be beneficiaries of any Charitable Trust hereunder as determined by the Board of Directors prior to the establishment of such Charitable Trust, provided that each such beneficiary must be an organization described in sections 501(c)(3) of the Code which is not an organization described in section 509(a) if the Code.

                  "CHARITABLE TRUST" shall mean any trust formed by the Corporation for the purposes provided for in Sections 2 and 6 of Article VI of this Charter.

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                                                                              25

                  "CHARTER" shall mean the charter of the Corporation, as in effect from time to time.

                  "CLOSELY HELD" shall mean "closely held" within the meaning of section 856(h)(1) of the Code, as modified by section 856(h)(3) of the Code and determined without regard to whether the ownership interest is held during the last half of a taxable year.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

                  "COMMON STOCK" shall have the meaning ascribed to it in
Section 1 of Article IV of this Charter.

                  "CONSTRUCTIVE OWNERSHIP" shall mean ownership of shares of Stock by a Person who would be treated as an owner of such shares of Stock either directly or indirectly through the application of section 318 of the Code, as modified by section 856(d)(5) of the Code. The terms "CONSTRUCTIVE OWNER," "CONSTRUCTIVELY Owns," "CONSTRUCTIVELY OWN," "CONSTRUCTIVELY OWNING" and "CONSTRUCTIVELY OWNED" shall have correlative meanings.

                  "CORPORATION" means [_________] Property Trust, Inc., a Maryland corporation.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, from time to time, including successor statutes thereto.

                  "JUNIOR STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock other than each class or series of Stock, that, by its terms, expressly ranks (as to payments of dividends or distributions of assets upon Liquidation) pari passu with or senior to such class or series of Stock.

                  "KPT" means Konover Properties Trust, Inc., a Maryland corporation.

                  "KI" means Kimkon Inc., a Delaware corporation.

                  "LIQUIDATION" means the liquidation and winding up of the business affairs of the Corporation following the dissolution, whether voluntary or involuntary, of the Corporation pursuant to the MGCL.

                  "MERGER" means the merger between the Corporation and KPT pursuant to the Agreement and Plan of Merger, dated as of June 23, 2002 between the Corporation and KPT.

                  "MGCL" means the Maryland General Corporation Law as amended from time to time, including any successor statutes thereto.

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                                                                              26

                  "PARITY STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock which, by its terms, expressly rank (as to payments of dividends or distributions of assets upon Liquidation) PARI PASSU with such class or series of Stock.

                  "PARTNERSHIP" shall mean KPT Properties, LP, a Delaware limited partnership.

                  "PERMITTED TRANSFEREE" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 6 of Article VI of this Charter.

                  "PERSON" shall mean an individual, corporation, limited liability company, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in section 642(c) of the Code, association, private foundation within the meaning of section 509(a) of the Code, joint stock company or other entity.

                  "PREFERRED STOCK" shall have the meaning ascribed to it in
Section 1 of Article IV of this Charter.

                  "PROHIBITED OWNER" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 2 of Article VI of this Charter, would Beneficially or Constructively Own shares of Stock.

                  "PSRT" means Prometheus Southeast Retail Trust, a Maryland real estate investment trust.

                  "REIT" shall mean a real estate investment trust under sections 856 through 860 of the Code.

                  "RESTRICTION TERMINATION DATE" shall mean the date as of which the Corporation will no longer attempt to, or continue to, qualify as a REIT, which date shall be fixed by the Board in connection with any determination by the Board that it is no longer in the best interests of the Corporation to qualify as a REIT.

                  "SENIOR STOCK" means, in respect of any class or series of Stock, any other classes or series of Stock which, by its terms, expressly rank (as to payments of dividends or distributions of assets upon Liquidation) senior to such class or series of Stock.

                  "SERIES A CONVERSION PRICE" shall have the meaning ascribed to it in Section 3G(i) of Article III of this Charter.

                  "SERIES A LIQUIDATION PREFERENCE" shall have the meaning ascribed to it in Section 3D(i) of Article IV of this Charter.

                  "SERIES A PREFERRED STOCK" shall have the meaning ascribed to it in Section 3A of Article IV of this Charter.

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                                                                              27

                  "SERIES A REDEMPTION DATE" shall have the meaning ascribed to it in Section 3E(i) of Article IV of this Charter.

                  "SERIES A REDEMPTION NOTICE" shall have the meaning ascribed to it in Section 3E(i)(2) of Article IV of this Charter.

                  "SERIES A REDEMPTION PRICE" shall have the meaning ascribed to it in Section 3E(i) of Article IV of this Charter.

                  "SERIES B LIQUIDATION PREFERENCE" shall have the meaning ascribed to it in Section 4D(i) of Article IV of this Charter.

                  "SERIES B PREFERRED STOCK" shall have the meaning ascribed to it in Section 4A of Article IV of this Charter.

                  "SERIES B REDEMPTION DATE" shall have the meaning ascribed to it in Section 4E(ii) of Article IV of this Charter.

                  "SERIES B REDEMPTION NOTICE" shall have the meaning ascribed to it in Section 4E(ii) of Article IV of this Charter.

                  "SERIES B REDEMPTION PRICE" shall have the meaning ascribed to it in Section 4E(i) of Article IV of this Charter.

                  "STOCK" shall mean all classes and series of stock which the Corporation shall have authority to issue.

                  "STOCKHOLDERS" shall mean, at any particular time, those Persons who are shown as the holders of record of all shares of Stock on the records of the Corporation at such time.

                  "TRANSFER" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial or Constructive Ownership of shares of Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "TRANSFERS" and "TRANSFERRED" shall have correlative meanings, and for the purposes of Article V and Article VI, such terms shall not mean, include or refer to any such Transfer related to or in connection with the Merger or any transactions relating thereto.

                  "TRUSTEE" shall mean one or more other Persons unaffiliated with both the Corporation and a Prohibited Owner that is appointed by the Board of Directors to serve as trustee of any Charitable Trust prior to the establishment of such Charitable Trust.

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                                                                              28

                  IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation, acknowledging the same to be his act, on this ___ day of [_____], 200[ ].


                                        _______________________________________